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July 28, 2008

Nottingham Investment Trust II
116 South Franklin Street, P. O. Box 69

Rocky Mount, North Carolina 27802-0069

Ladies and Gentleman:

We hereby consent to the use of our name and to the reference to our firm under the caption “Management and Other Service Providers – Legal Counsel” in the Statement of Additional Information for the Earnest Partners Fixed Income Trust and the Statement of Additional Information for the Brown Capital Management Balanced Fund, the Brown Capital Management Equity Fund, the Brown Capital Management Mid-Cap Fund, the Brown Capital Management Small Company Fund and the Brown Capital Management International Equity Fund, each of which is included in Post-Effective Amendment No. 51 to the Registration Statement under the Securities Act of 1933, as amended (No. 33-37458), and Amendment No. 52 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-06199), on Form N-1A of the Nottingham Investment Trust II..

Sincerely,

/s/ HUSCH BLACKWELL SANDERS LLP

HUSCH BLACKWELL SANDERS LLP

STLD01-1440800-1